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                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   MERIDIAN POINT REALTY TRUST VIII CO.
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                (Name of Registrant as Specified In Its Charter)

                   COMMITTEE FOR A GREATER MERIDIAN POINT VIII
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
           Preferred Stock and Common Stock, each par value $.001 per share
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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                     COMMITTEE FOR A GREATER MERIDIAN POINT VIII

                           NOW IT'S THE SHAREHOLDERS' TURN


At this year's Annual Meeting, scheduled for June 13, Meridian Point Realty Trust VIII Co. shareholders will have the opportunity to elect a group of nominees who are committed to bring change to the future direction of the Company. OUR NOMINEES WILL BE RUNNING IN OPPOSITION TO THE INCUMBENT DIRECTORS, WHOM WE HOLD RESPONSIBLE FOR THE DISAPPOINTING PERFORMANCE OF MERIDIAN YEAR AFTER YEAR.

Whether you are a long-term or recent investor, we believe you should share our concerns about whether the current board will ever be able to turn the company around. Our nominees are dedicated to putting Meridian on a course to achieve attractive returns for all holders. That is why we will be seeking your support at the June 13 shareholders' meeting.

We are preparing proxy materials which will be mailed, with a BLUE proxy card, to all shareholders following filing with the Securities and Exchange Commission. These materials will outline our concerns and plans for Meridian.

THIS YEAR YOU HAVE A CHOICE! You don't have to vote for the incumbent directors or simply throw away the Board's proxy card in protest over the company's poor performance. You will have the opportunity to vote for our director candidates on our BLUE proxy card after you have received our proxy material.

If you receive the Company's proxy material prior to receiving ours, we urge you to take no action until you have received our materials. DO NOT SIGN ANY WHITE PROXY CARD SOLICITED BY THE INCUMBENT BOARD OF MERIDIAN POINT VIII. If you have already voted a white proxy, you may revoke it at any time by simply voting a later dated BLUE proxy card. Only the BLUE proxy will provide you with the opportunity to support the Committee's nominees.

Our five nominees have broad and diverse experience that includes private and public corporations in real estate, manufacturing, banking, investments and finance. A summary of their backgrounds appears on the back of this letter.

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING COULD DETERMINE THE FUTURE DIRECTION OF MERIDIAN POINT VIII AND THE FUTURE OF YOUR INVESTMENT. LOOK FOR OUR MATERIALS AND THE BLUE PROXY CARD.

We look forward to hearing from you and working on your behalf for a greater Meridian Point VIII.

                   Very truly yours,


                   COMMITTEE FOR A GREATER MERIDIAN POINT VIII


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RICHARD M. OSBORNE is President and Chief Executive Officer of OsAir, Inc.,
Mentor, Ohio ("OsAir") a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is also a director of Brandywine Realty Trust, a publicly-held REIT, and a director of Great Lakes Bank, Mentor, Ohio. On May 21, 1997. Mr. Osborne was elected a Director and Chairman of the Board of Pacific Gateway Properties, Inc., a REIT headquartered in San Francisco. Through OsAir or personally, Mr. Osborne has over 30 years of experience in real estate development and management. During his career as a real estate entrepreneur, he has developed, managed or sold over 1,000,000 square feet of industrial space, over 1,000,000 square feet of commercial space, over 1,000,000 square feet of apartment space and over 1,000,000 square feet of self-storage facilities . Since its formation in 1994, Mr. Osborne has been the sole manager of the Fund. Mr. Osborne is 51 years old.

ALLEN K. MEREDITH is President and CEO of Meredith Partners, Inc., a real estate company engaged in the acquisition, development, rehabilitation and management of properties in Northern California and the Northwest. The properties include suburban offices, industrial/research and development and shopping centers.
From 1991 -1994, Mr. Meredith was President and CEO of Tramell Crow NW, Inc., the Northwest Region of the largest property manager and commercial developer in the U. S., and a Director and Chairman of the Audit Committee of Tramell Crow Company. He was responsible for all Tramell Crow real estate operations in Northern California, Oregon, Washington, Nevada and Colorado, over 33 million square feet of office, industrial and shopping center properties. Mr. Meredith has a degree in Economics from Stanford University and an MBA from Harvard.

CHRISTOPHER L. JARRATT has been, for the past nine years, the President of Jarratt Associates, Inc., Nashville, Tennessee, a corporation engaged in commercial mortgage banking and commercial real estate investment activities. Since September 1996, Mr. Jarratt has also been the Chief Executive Officer of Third Capital, LLC, Nashville, Tennessee, a company engaged in various real estate investment and advisory activities. On May 21, 1997, Mr. Jarratt was elected a Director of Pacific Gateway Properties, Inc., a REIT headquartered in San Francisco. Mr. Jarratt has been involved in more than $100 million of commercial mortgage and real estate transactions. For the past five years, through Jarratt Associates, Inc., Third Capital, LLC and their various affiliates, Mr. Jarratt has specialized in the acquisition of undervalued real estate assets and securities. Mr. Jarratt has a Bachelor of Business Administration degree from Southern Methodist University, Dallas, Texas. Mr. Jarratt is 35 years old.

JOHN J. FERCHILL, has served as the Chairman and President of J. Christopher Enterprises for the past 15 years. J. Christopher Enterprises is a real estate development company that has developed over $500,000,000 worth of real estate in the Northern Ohio area. J. Christopher Enterprises currently manages over 1,000,000 square feet of office space and over 2,000 apartments. Mr. Ferchill is 55 years old.

THOMAS J. SMITH has been the President of Retirement Management Company, a company engaged in the management of various retirement facilities, since 1992. Since April 1, 1996, Mr. Smith has served as the Executive Operating Manager of Liberty Self-Stor, LLC, a company which has owned and operated 20 self-storage facilities. Mr. Smith is 53 years old.